POKERMATIC, INC.

                           2006 EQUITY INCENTIVE PLAN


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                                TABLE OF CONTENTS
                                                                           PAGE
1.       Purpose                                                              1
2.       Definitions                                                          1
                  (a)    "Award Agreement"                                    1
                  (b)    "Board"                                              1
                  (c)    "Cause"                                              I
                  (d)    "Change in Control"                                  1
                  (e)    "Code"                                               2
                  (f)    "Committee"                                          2
                  (g)    "Company"                                            2
                  (h)    "Disability"                                         2
                  (i)    "Exchange Act"                                       2
                  (j)    "Fair Market Value"                                  2
                  (k)    "ISO"                                                3
                  (l)   "More-Than-10-Percent Shareholder"                    3
                  (m)    "NQSO"                                               3
                  (n)    "Option"                                             3
                  (o)    "Participant"                                        3
                  (p)    "PLAN"                                               3
                  (q)    "Related Corporation"                                3
                  (r)    "Restricted Stock"                                   3
                  (s)    "Securities Act"                                     3
                  (t)    "Shares"                                             3

3.       Administration                                                       4

4.       Effective Date and Term of Plan                                      5
                  (a) Effective Date                                          5
                  (b) Term of Plan                                            5

5.       Shares Subject to the Plan                                           5

6.       Eligibility                                                          5

7.       Types of Awards                                                      5

         7.1 Options                                                          5
                  (a)      Kinds of Options                                   5
                  (b)      $100,000 Limit                                     6
                  (c)      Exercise Price                                     6
                  (d)      Term of Options                                    6
                  (e)      Exercise of Options                                6
                  (f)      Payment for Shares                                 6

8.       Events Affecting Outstanding Awards                                  7
         8.1      Termination of Service (Other Than by Death or Disability)  7
         8.2      Death or Disability                                         8
         8.3      Capital Adjustments                                         8


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
          8.4     Certain Corporate Transactions                               9

9.        Amendment or Termination of the Plan                                 9
                  (a) In General                                               9
                  (b) Manner of Shareholder Approval                          10

10.     Miscellaneous                                                         10
        10.1      Documentation of Awards                                     10
        10.2      Rights as a Stockholder                                     10
        10.3      Conditions on Delivery of Shares                            11
        10.4      Listing and Registration of Shares                          11
        10.5      Compliance with Rule 16b-3                                  11
        10.6      Taxes                                                       11
                  (a)      Payment to Company                                 11
                  (b)      Election to Withhold Shares                        12
        10.7      Transferability of Options                                  12
        10.8      Registration                                                12
        10.9      Acquisitions                                                12
        10.10     Replacement of Outstanding Options                          12
        10.11     Employment/Service Rights                                   13
        10.12     Indemnification of Board and Committee                      13
        10.13     Application of Funds                                        13
        10.14     Termination of Service                                      13
        10.15     Governing Law                                               13



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                                POKERMATIC, INC.

                           2006 EQUITY INCENTIVE PLAN


          WHEREAS, PokerMatic, Inc. (the "Company") desires to have the ability to award certain equity-based benefits to certain key employees, consultants and directors of the Company and its Related Corporations;

          NOW, THEREFORE, the PokerMatic, Inc. 2006 Equity Incentive Plan is hereby adopted under the following terms and conditions:

          1 . Purpose. The Plan is intended to provide a means whereby the Company may grant ISOs to key employees and grant NQSOs and Restricted Stock to key employees, consultants and directors. Thereby, the Company expects to attract and retain such individuals and to motivate them to exercise their best efforts on behalf of the Company and its Related Corporations.

          2. Definitions

               (a) "Award Agreement" shall mean a written document evidencing the grant of an Award under the Plan.

               (b) "Board" shall mean the Board of Directors of the Company.

               (c) "Cause" shall mean the Participant has --

                  (i) materially failed to perform his or her stated duties and not cured such failure (if curable) within 15 days of his or her receipt of written notice of the failure;

                  (ii) demonstrated his or her personal dishonesty;

                  (iii) engaged in willful misconduct;

                  (iv) engaged in a breach of fiduciary duty involving personal profit;

                  (v) willfully violated any law, rule, or regulation, or final cease-and-desist order (other than traffic violations or similar offenses); or

                  (vi) engaged in other serious misconduct of such a nature that the continuation of the Participant's status as an employee, consultant or director may reasonably be expected to affect the Company and its Related Corporations adversely.

               (d) "Change in Control" shall mean the occurrence of any of the following:

                  (i) A person, including a "group" as such term is defined in
Section 13(d)(3) of the Securities Exchange Act of 1934 becomes the beneficial owner, directly or



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indirectly, of 50.1% or more of the total voting power or fair market value of stock of the Company.

                  (ii) There is a sale of all or substantially all the assets of the Company.

                  (iii) There is a merger or consolidation of the Company as a result of which the individuals and entities who were the beneficial owners of the stock of the Company do not beneficially own, immediately after such merger or consolidation, directly or indirectly, 50.1% or more of the total voting power and fair market value of the stock resulting from such merger or consolidation in substantially the same proportion as their ownership of the stock of the Company prior to such merger or consolidation.

               (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (f) "Committee" shall mean the Company's Compensation Committee of the Board, which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of the Board (taking into consideration on and after such date, if any, on which the Company first registers equity securities under Section 12 of the Exchange Act, the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code), or if no committee has been established, the entire Board.

               (g) "Company" shall mean PokerMatic, Inc., a Pennsylvania corporation.

               (h) "Disability" shall mean separation from service as a result of a Participant's "permanent and total disability," as defined in section 22(e)(3) of the Code.

               (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (j) "Fair Market Value" shall mean the following, arrived at by a good faith determination of the Committee:

                  (1) if there are sales of Shares on a national securities exchange or in an over-the-counter market on the date of grant (or on such other date as value must be determined), then the mean between the highest and lowest quoted selling price on such date; or

                  (2) if there are no such sales of Shares on the date of grant (or on such other date as value must be determined) but there are such sales on dates within a reasonable period both before and after such date, the weighted average of the means between the highest and lowest selling price on the nearest date before and the nearest date after such date on which there were such sales; or

                  (3) except with respect to NQSOs, if actual sales are not available during a reasonable period beginning before and ending after the date of grant (or on such other date as value must be determined), then the mean between the bid and asked price on such date as reported by the National Quotation Bureau; or


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                  (4) if paragraphs (1) through (3) above are not applicable, then such other method of determining fair market value as shall be adopted by the Committee; provided that with respect to ISOs, such method is permissible under section 422 of the Code, and with respect to NQSOs, such method is permissible under section 409A of the Code.

Where the Fair Market Value of Shares is determined under paragraph (2) above, the average of the quoted closing prices on the nearest date before and the nearest date after the last business day before the specified date shall be weighted inversely by the respective numbers of trading days between the dates of reported sales and the valuation date, in accordance with Treas. Reg. ss.20.203l-2(b)(l) or any successor thereto.

               (k) "ISO" shall mean an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO.

               (1) "More-Than-l0-Percent Shareholder" shall mean any individual who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, Shares possessing more than 10 percent of the total combined voting power of all classes of Shares of the Company or of a Related Corporation.

               (m) "Plan" shall mean an Option that, at the time such Option is granted to a Participant does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

               (n) "Option" is an award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price. An Option may be an ISO or an NQSO.

               (o) "Participant" shall mean a key employee, consultant or director of the Company or a Related Corporation who has been granted an Award under the Plan.

               (p) "Plan" shall mean the PokerMatic, Inc. 2006 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

               (q) "Related Corporation" shall mean either a "subsidiary corporation" of the Company (if any), as defined in section 424(f) of the Code, or the "parent corporation" of the Company (if any), as defined in section 424(e) of the Code.

               (r) "Restricted Stock" shall mean an Award that grants the recipient Shares (for any or no consideration) subject to whatever restrictions are determined by the Committee.

               (s) "Securities Act" shall mean the Securities Act of 1933, as amended.

               (t) "Shares" shall mean shares of common stock of the Company, at no par value per share.


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          3 . Administration

               (a) The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Any authority of the Committee (except for the authority described in subsection (b)(l)-(4) and (7) below which may only be exercised by the Committee) may be delegated to a Plan administrator.

               (b) The Committee shall have the authority:

                  (1) to select the key employees, consultants and directors of the Company or a Related Corporation to be granted Awards under the Plan and to grant such Awards at such time or times as it may choose;

                  (2) to determine the type and size of each Award, including the number of Shares subject to the Award;

                  (3) to determine the terms and conditions of each Award;

                  (4) to amend an existing Award in whole or in part (including the extension of the exercise period for any NQSO to a date no later than the later of the 15TH day of the third month following the date at which, or December 31 of the calendar year in which, the Option would have otherwise expired), except that the Committee may not (i) lower the exercise price of any Option, (ii) extend the term of any ISO, or (iii) without the consent of the Participant holding the Award, take any action under this clause if such action would adversely affect the rights of such Participant;

                  (5) to adopt, amend and rescind rules and regulations for the administration of the Plan;

                  (6) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it; and

                  (7) to adopt such modifications, amendments, procedures, sub-plans and the like which may be inconsistent with the provisions of the Plan, as may be necessary to comply with the laws and regulations of other countries in which the Company and its Related Corporations operate in order to assure the viability of Awards granted under the Plan to individuals in such other countries.

Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Sections 8.3 and 8.4.


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          4. Effective Date and Term of Plan

               (a) Effective Date. The Plan, having been adopted by the Board on March 8, 2006, shall become effective on that date, but subject to the approval of the stockholders of the Company pursuant to Section 9(b). Awards may be granted under the Plan before such stockholder approval (but after the Board's adoption of the Plan), subject to such stockholder approval.

               (b) Term ofPlan. No Awards may be granted under the Plan after March 7, 2016.

          5. Shares Subject to the Plan

               (a) Limits. The aggregate number of Shares that may be delivered under the Plan is 1,000,000, all of which may be delivered with respect to ISOs. On and after the date the Company first registers equity securities under
Section 12 of the Exchange Act, key employees shall be limited in the number of Shares they receive over a specified period oftime. The number of Shares a key employee receives and the specified period of time over which the key employee shall receive the Shares shall be determined by the Company, pursuant to a subsequent Plan amendment.

               (b) Special Rules. The limits set forth in subsection (a) above shall be subject to the adjustments described in Section 8.3. Shares delivered under the Plan may be authorized but unissued Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. Any Shares still subject to an Option which expires or otherwise terminates for any reason whatsoever (including, without limitation, the surrender thereof) without having been exercised in full, any Shares still subject to an Award that is forfeited, any Shares withheld for the payment of taxes with respect to an Award, shall continue to be available for Awards under the Plan. However, on and after the date the Company first registers equity securities under Section 12 of the Exchange Act, if an Option is cancelled, the Shares covered by the cancelled Option shall be counted against the maximum number of Shares for which Options may be granted to a key employee.

          6. Eligibility. Except as otherwise provided, key employees, consultants and directors of the Company or a Related Corporation shall be eligible to receive Awards under the Plan. More than one Award may be granted to a key employee, consultant or director under the Plan.

          7. Types of Awards

          7.1 Options.

               (a) Kinds of Options. Both ISOs and NQSOs may be granted by the Committee under the Plan. ISOs may only be granted to key employees of the Company or of a Related Corporation. Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status as an ISO under the Code will be effective without the consent of the Participant holding the Option.


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               (b) $100,000 Limit. The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by a key employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a key employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

               (c) Exercise Price. The exercise price of an Option shall be determined by the Committee, provided that the exercise price shall not be less than the greater of(A) 100 percent (110 percent in the case of an ISO granted to a More-Than-10-Percent Shareholder) of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (B) the par value per Share.

               (d) Term of Options. The term of each Option may not be more than 10 years (five years, in the case of an ISO granted to a More-Than-l0-Percent Shareholder), from the date the Option was granted, or such earlier date as may be specified in the Award Agreement.

               (e) Exercise of Options. An Option shall become exercisable upon a Change in Control and at such other time or times as the Committee may specify in the Award Agreement. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper individual, and delivered or mailed to the Company, accompanied by (i) any other documents required by the Committee and (ii) payment in full in accordance with subsection (f) below for the number of Shares for which the Option is exercised. Only full shares shall be issued under the Plan, and any fractional share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

               (f) Payment for Shares. The Award Agreement shall set forth, from among the following alternatives, how the exercise price is to be paid:

                  (i) in cash or by check (acceptable to the Committee), bank draft, or money order payable to the order of the Company;

                  (ii) in Shares previously acquired by the Participant; provided, however, that if such Shares were acquired through the exercise of an ISO and are used to pay the Option price of an ISO, the Committee may require in the Option Agreement that such Shares have been held by the Participant for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise;

                  (iii) in Shares newly acquired by the Participant upon the exercise of the Option (which shall constitute a disqualifying disposition in the case of an Option which is an ISO); or

                  (iv) by any combination of the above-listed forms of payment.


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If the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be equal to the Fair Market Value on the date of exercise of the Option of the Shares surrendered in payment of such Option price.

          7.2 Restricted Stock.

               (a) General Requirements. The Committee may issue or transfer Restricted Stock (for any or no consideration) to any key employee, consultant or director of the Company or a Related Corporation.

               (b) Rights as a Stockholder. Unless the Committee determines otherwise, a Participant who receives Restricted Stock shall have certain rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights (in accordance with subsection (e), below), subject to the restrictions described in subsection (c) below and any other conditions imposed by the Committee at the time of grant. Unless the Committee determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such Shares are free of all restrictions under the Plan.

               (c) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Participant ceases to be an employee, consultant or director of any of the Company and its Related Corporations for any reason, must be forfeited to the Company. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. Upon the lapse of all restrictions, the Shares will cease to be Restricted Stock for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse.

               (d) Notice of Tax Election. Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to an Award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

               (e) Dividend Rights. Dividends payable with respect to dividend rights attributable to a Restricted Stock Award shall be paid to the Participant at the same time such dividends are paid to other individuals who own Shares.

          8. Events Affecting Outstanding Awards

          8.1 Termination of Service (Other Than by Death or Disability). If a Participant ceases to be an employee, consultant or director of any of the Company and its Related Corporations for any reason other than death or Disability, then the following shall apply:

               (a) Options. Except as otherwise set forth in the Award Agreement and except in the event of a termination of service for Cause, all Options held by the Participant that were not exercisable immediately before the Participant's termination of service shall terminate at that time. Any Options that were exercisable immediately before the termination of service will continue to be exercisable for three months (or, with respect to NQSOs, for such longer


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period as set forth in the Award Agreement), and shall thereupon terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this Section, a termination of service shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence. In the event of a termination of service for Cause, all Options held by the Participant (whether or not they are exercisable) shall terminate at that time.

               (b) Restricted Stock. Except as otherwise set forth in the Award Agreement, all Restricted Stock held by the Participant at the date of termination of service must be transferred to the Company (and, if the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

          8.2 Death or Disability. If a Participant dies or incurs a Disability, the following shall apply:

               (a) Options. Except as otherwise set forth in the Award Agreement, all Options held by the Participant immediately before death or Disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant's legal representative (in the case of Disability), or by the Participant's executor or administrator or by the individual(s) to whom the Option is transferred by will or the laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Participant's death or Disability, and shall thereupon terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. Except as otherwise determined by the Committee, all Options held by a Participant immediately before death or Disability that are not then exercisable shall terminate at the date of death or Disability.

               (b) Restricted Stock. Except as otherwise set forth in the Award Agreement, all Restricted Stock held by the Participant at the date of death or Disability, as the case may be, must be transferred to the Company (and, if the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

          8.3 Capital Adjustments. The maximum number of Shares that may be delivered under the Plan (including the number of Shares that may be delivered with respect to ISOs) and the maximum number of Shares with respect to which Awards may be granted to any Participant under the Plan, all as stated in
Section 5 (as well as the exercise price per Share under outstanding Options) shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), stock dividend, or similar change in the capitalization of the Company.


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          8.4 Certain Corporate Transactions.

               (a) If a corporate transaction occurs (as, for example, a merger, consolidation, sale of all or substantially all of the Company's property or the sale of more than 50% of the outstanding shares of the Company's stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that if a corporate transaction is proposed, the Committee may terminate all or a portion of any outstanding Award, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Participant holding an Option to be terminated not less than seven days' notice before any such termination, and any Option that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, the Committee, in its discretion, may (i) accelerate, in whole or in part, the date on which any or all Options, vest and/or (ii) remove the restrictions from the outstanding Restricted Stock. The Committee also may, in its discretion, change the terms of any outstanding Award to reflect the corporate transaction, provided that, in the case of ISOs, such change would not constitute a "modification" under section 424(h) of the Code and in the case of NQSOs, such change does not constitute a "modification" under Proposed Treas. Reg. ss.1.409A-1(b)(5)(v)(B), unless the Participant consents to the change.

               (b) With respect to an outstanding Award held by a Participant who, following the corporate transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or a Related Corporation of such an entity, the Committee may, in lieu of the action described in subsection (a) above, arrange to have such surviving or acquiring entity or Related Corporation grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award, provided that in the case of a replacement option, the requirements of Treas. Reg. ss.1.424-1 are met with respect to ISOs and would be met if NQSOs were ISOs. For this purpose, the requirements of Treas. Reg. ss. 1.424-l(a)(5)(iii) are deemed met if the ratio of the exercise price to the Fair Market Value of the shares subject to the replacement option immediately after the transaction is not greater than the ratio of the exercise price to the Fair Market Value of the Shares immediately before the transaction.

          9. Amendment or Termination of the Plan

               (a) In General. The Board, pursuant to a written resolution, may from time to time suspend or terminate the Plan or amend it and, except as provided in Section 3(b)(4), 7.1(a), and 8.4(a), the Committee may amend any outstanding Awards in any respect whatsoever; except that, without the approval of the shareholders (given in the manner set forth in subsection (b) below) --

                  (1) no amendment may be made that would --

                    (A) change the class of employees eligible to participate in the Plan with respect to ISOs;


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                    (B) except as permitted under Section 8.3, increase the
maximum number of Shares with respect to which ISOs may be granted under the Plan; or

                    (C) extend the duration of the Plan under Section 4(b) with respect to any ISOs granted hereunder;

                  (2) no amendment may be made that would require shareholder approval under an applicable law or exchange listing rule.

Notwithstanding the foregoing, no such suspension, termination, or amendment shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant, unless such suspension, termination or amendment is necessary to comply with applicable law.

               (b) Manner of Shareholder Approval. The approval of shareholders must comply with all applicable provisions of the corporate charter and bylaws of the Company, and applicable state law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable state law does not prescribe a method and degree of shareholder approval in such cases, the approval of shareholders must be effected:

                  (1) by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders' meeting);

                  (2) by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

          10. Miscellaneous

          10.1 Documentation of Awards. Awards shall be evidenced by such written Award Agreements, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

          10.2 Rights as a Stockholder. Except as specifically provided by the Plan or an Award Agreement, the receipt of an Award shall not give a Participant rights as a stockholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon the actual receipt of Shares. Before issuance of a stock certificate to a Participant, and if provided in the Award Agreement, the Participant shall be required to sign a


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Shareholders Agreement and the certificate(s) representing such Shares shall bear a legend to the effect that the Participant's rights as a shareholder are subject to such Shareholders Agreement.

          10.3 Conditions on Delivery of Shares. The Company shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange or market, until the Shares to be delivered have been listed or authorized to be listed on such exchange or market. If an Option is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

          10.4 Listing and Registration of Shares. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of Shares thereunder, or that action by the Company, its shareholders, or the Participant should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no Option may be exercised, in whole or in part, unless and until such listing, registration, or qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Participant or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution; certificates representing such shares may be legended accordingly.

          10.5 Compliance with Rule 16b-3. All elections and transactions under this Plan by individuals subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

          10.6 Taxes

               (a) Payment to Company. The Committee may require that the Participant or other appropriate individual remit to the Company an amount sufficient to satisfy all Federal, state, and local withholding tax requirements including the withholding requirements of any jurisdiction outside the United States (the "Withholding Requirements") or make other arrangements satisfactory to the Committee with regard to such Withholding Requirements, before the delivery of any Shares.

               (b) Election to Withhold Shares. The Committee, in its discretion, may permit or require the Participant to satisfy the withholding requirements, in whole or in part, by electing to have the Company withhold Shares (or by returning previously acquired Shares to the Company); provided, however, that the Company may limit the number of Shares withheld to satisfy the Withholding Requirements to the extent necessary and if by so doing adverse accounting consequences will be avoided. Shares shall be valued, for purposes of this subsection (b), at their Fair Market Value (determined as of the date an amount is includible in income by the Participant (the "Determination Date"), rather than the date of grant). If Shares acquired by the exercise of an ISO are used to satisfy the Withholding Requirements, the Committee may require that such Shares must have been held by the Participant for a period of not less than the holding period described in section 422(a)(l) of the Code as of the Determination Date. The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

          10.7 Transferability of Options. No Option may be transferred other than by will or by the laws of descent and distribution. During a Participant's lifetime an Option requiring exercise may be exercised only by the Participant (or if the Participant becomes incapacitated, by the individual(s) legally appointed to act on the Participant's behalf).

          10.8 Registration. If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant's spouse, jointly, with right of survivorship.

          10.9 Acquisitions. Notwithstanding any other provision ofthis Plan, Awards may be granted hereunder in substitution for awards held by employees and directors of other entities who are about to, or have, become employees or directors of the Company or a Related Corporation as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company or the Related Corporation. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, that no substitute Award shall be granted which will subject the Award to section 409A of the Code (if it previously was not subject to such Code section).

          10.10 Replacement of Outstanding Options. The Committee, in accordance with Section 409A of the Code, shall have the authority to cancel, at any time and from time to time, with the consent of the affected Participants, any or all outstanding Options under the Plan and to grant in substitution therefor, new Options under the Plan covering the same or a different number of Shares but having a per share purchase price not less than the greater of par value or 100 percent of the Fair Market Value of a Share on the new date of the grant. The Committee may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the Participant under the Plan of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Any new Option shall be exercisable at the price, during the period, and in accordance with any other terms and conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, and any other terms or conditions of the Option surrendered.

          10.11 Employment/Service Rights. Neither the adoption of the Plan nor the grant of Awards will confer on any individual any right to continued employment by or service with the Company or any of its Related Corporations or affect in any way the right of any of the foregoing to terminate an employment or service relationship at any time.

          10.12 Indemnification of Board and Committee. Without limiting any other rights of indemnification that they may have from the Company or any of its Related Corporations, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company's by-laws or Pennsylvania law.

          10.13 Application of Funds. Any cash proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Company. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury stock.

          10.14 Termination of Service. In no event shall a Participant be considered to have terminated his service with the Company and its Related Corporations if his status changes from employee to director or vice versa, or from consultant to employee or vice versa.

          10.15 Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of employees, consultants and directors under, the Plan and Awards granted hereunder.

IN WITNESS WHEREOF, PokerMatic, Inc. has caused this plan to be duly executed this 31st day of August, 2006.


                                    POKERMATIC, INC.

                                    By:
                                       -----------------------------------------
                                    Title: President